UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On April 28, 2015, Iron Mountain Incorporated, or the Company, issued earnings commentary and supplemental information for the quarter ended March 31, 2015. A copy of the Company’s earnings commentary and supplemental information is furnished as Exhibit 99.1 hereto and posted on the Company’s website, www.ironmountain.com, under “Company” “— Investors.”

Item 7.01         Regulation FD Disclosure.

On April 28, 2015, the Company posted on its website, www.ironmountain.com, under “Company” “ — Investors,” at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2015/Q1-2015-Iron-Mountain-Incorporated-Earnings-Conference-Call, an investor presentation, or the Investor Presentation, and issued a press release that include, among other matters, information related to the proposed transaction with Recall Holdings Limited, or Recall, as further described under Item 8.01 of this Current Report on Form 8-K. Copies of the Investor Presentation posted by the Company and the press release issued by the Company are furnished as Exhibits 99.2 and 99.3 hereto and are incorporated into this Item 7.01 by reference.

Item 8.01.  Other Events.

On April 28, 2015, the Company issued a press release announcing that it has reached an agreement in principle with Recall to acquire 100% of the issued share capital of Recall by way of a recommended court approved Scheme of Arrangement, pursuant to which Recall shareholders would be entitled to receive 0.1722 of a share of the Company’s common stock for each Recall share and would have the option to elect to receive a cash alternative of A$8.50 per Recall share in cash, subject to a pro-ration mechanism that would cap the total amount of cash consideration to be paid to Recall shareholders at A$225 million, or the Proposed Transaction.  The agreement in principle has been unanimously approved by the board of directors of the Company and Recall.

The Proposed Transaction contemplated by the agreement in principle remains subject to the Company and Recall conducting confirmatory due diligence and negotiating and executing definitive merger documentation, including entering into a Scheme Implementation Agreement.  The Scheme Implementation Agreement, if entered into, would contain customary representations, warranties and covenants for a transaction of this nature.  Conditions precedent to the closing of the Proposed Transaction would include, among other things, receipt of antitrust/competition and other requisite regulatory approvals, Recall and the Company shareholder approval and Australian Court approvals.

A copy of the Preliminary Non-Binding Term Sheet setting forth the agreement in principle is attached hereto as Exhibit 99.4 and is incorporated into this Item 8.01 by reference.

Important Information and Where to Find It

In the event the Company and Recall enter into a Scheme Implementation Agreement, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will contain a prospectus relating to the securities the Company intends to issue to Recall shareholders in the potential acquisition and a proxy statement in connection with the potential acquisition of Recall. Also in the event that the Company and Recall enter into a Scheme Implementation Agreement, equivalent information would be included in the scheme booklet that Recall would prepare and, following approval from the Court, dispatch to its shareholders in connection with the scheme meeting at which Recall shareholders would consider whether or not to support the proposed acquisition of Recall by the Company by way of scheme of arrangement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN

THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RECALL AND THE SCHEME IMPLEMENTATION AGREEMENT AND SCHEME OF ARRANGEMENT. Investors and security holders will be able to obtain these materials (if and when they are available) and other documents filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov and those documents released by Recall to the Australian Securities Exchange (ASX) announcements platform free of charge at ASX’s website, www.asx.com.au. In addition, stockholders will be able to obtain copies of the registration statement and proxy statement/prospectus (if and when they become available) and other documents filed with the SEC from the Company’s website at www.ironmountain.com or by directing such request to the Company at Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, Attention: Investor Relations.

Participants in Potential Solicitation

In the event the Company and Recall enter into a Scheme Implementation Agreement, the Company, Recall and certain of their respective directors, executive officers and other persons may be deemed to be participants in the potential solicitation of proxies in respect of the vote that would be required by Recall’s shareholders to approve the terms of the Scheme of Arrangement as contemplated by the Scheme Implementation Agreement. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on April 13, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Recall’s directors and executive officers is available in Recall’s latest annual report. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC and announced to the ASX if and when they become available.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

99.1                        First Quarter 2015 Earnings Commentary and Supplemental Information. (Furnished herewith.)

99.2                        Investor Presentation dated April 28, 2015. (Furnished herewith.)

99.3                        Press Release dated April 28, 2015. (Furnished herewith.)

99.4                        Preliminary Non-Binding Term Sheet. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Roderick Day
Name:	Roderick Day
Title:	Executive Vice President and Chief Financial Officer

Date: April 28, 2015